Exhibit 99.1

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala Elsherbini, COO
972-458-8000

BEACON ENTERPRISE SOLUTIONS REPORTS FISCAL THIRD QUARTER 2011 FINANCIAL RESULTS

-- Net Sales Increase 29% Year over Year --
-- Gross Margin Increase to 44% compared to 28% in Prior Quarter –
-- Operating Expenses Decline by 30% Year over Year
-- Conference Call To Be Held Tomorrow at 10:00 A.M. Eastern Time --

LOUISVILLE, KY, August 15, 2011 -- Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS), reports fiscal third quarter financial results for the period ended June 30, 2011, which are discussed below:

Financial Highlights for the Fiscal 2011 Third Quarter:

o	Net Sales increased 29% to $4.5 million compared with $3.5 million in the year-ago third quarter.
o	For the most recent nine-month period, Net Sales improved by 39% to $13.5 million compared to $9.7 million in the same prior period.
o	Cost of Materials sold for the third quarter of fiscal year 2011 decreased by 54% to $181,000 compared to $396,000 in third quarter of Fiscal 2010.
o	Gross Margin increased to 44% in the fiscal third quarter compared to 28% in the prior 2011 quarter.
o	Total Operating Expense decreased by 30% from $3.0 million in the year-ago third quarter to $2.1 million due to ongoing continuation to streamline operations.
o	Loss from Operations decreased significantly from ($0.9) million in the year-ago third quarter to break even in the current quarter.
o	The Company’s cash position for the quarter has increased by 182% to $694,000 vs. $246,000 at fiscal year end September 30, 2010.

Bruce Widener, Chairman and CEO of Beacon Enterprise Solutions said, “This has been a very good quarter for the company.  Challenging economic environment notwithstanding and in light of the recent positive trends in IT spending mostly related to datacenters and cloud computing, Beacon is beginning to see the result of the past three quarters’ work.  Year over year Net Sales are up, Cost of Goods Sold and Operating Expenses are down, Gross Margin is up, our cash position has improved, Current Liabilities are down, and for the first time our quarterly results from operations were at break even.  And, looking ahead, we are beginning to see significant new business come on-line as we announce the results of our sales and marketing efforts for the past several quarters.”

Earnings Conference Call, Tuesday August 16, 2011 @ 10:00 a.m. EDT:

Beacon’s Management will hold a conference call on Tuesday, August 16, 2011 at 10:00 a.m. EDT to discuss its fiscal third quarter 2011 financial results for the period ending June 30, 2011. Participants on the call will include Bruce Widener, Chairman and CEO, Jerry Bowman, President and COO, and Michael Grendi, Chief Financial Officer.  The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 84108210.  Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID.  Please dial in 15 minutes prior to the beginning of the call.  The conference call will be simultaneously webcast and available on the company's website, www.askbeacon.com under the "Investor Relations" tab. A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EDT on Thursday, August 18, 2011 by calling 404-537-3406 and entering conference ID # 84108210.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

-- Financial Tables Follow --

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(all amounts in 000's except share data)

	June 30,	September 30,
	2011	2010
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$694	$246
Accounts receivable, net	3,289	4,535
Inventory, net	566	557
Prepaid expenses and other current assets	846	357
Current assets of discontinued operations		133
Total current assets	5,395	5,828
Property and equipment, net	332	420
Goodwill	2,792	2,792
Other intangible assets, net	2,818	3,011
Other assets	23	20
Total assets	$11,360	$12,071
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Bridge note - related party	$100	$100
Current portion of long-term debt	210	379

Senior secured notes payable, net of unamortized deferred debt discount of $95	2,905	-
Accounts payable	2,184	2,971
Accrued expenses and other current liabilities	1,543	880
Current liabilities of discontinued operations		8,558
Total current liabilities	6,942	12,888
Non-current line of credit - related party	-	630
Long-term debt, less current portion	59	403
Deferred tax liability	197	153
Total liabilities	7,198	14,074
Stockholders' equity (deficiency)

Series A convertible preferred stock, $1,000 stated value, 4,500 shares authorized, 30 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively, (liquidation preference $95)	30	30
Series A-1 convertible preferred stock, $1,000 stated value, 1,000 shares authorized, 311 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively, (liquidation preference $461)	311	311
Series B convertible preferred stock, $1,000 stated value, 4,000 shares authorized, 700 shares issued and outstanding (liquidation preference $1,007)	700	700
Series C-1 convertible preferred stock, $1,500 stated value, 400 shares authorized, 350 issued and outstanding at June 30, 2011 (liquidation preference $693)	525	-
Series C-2 convertible preferred stock, $1,500 stated value, 2,000 shares authorized, 100 issued and outstanding at June 30, 2011 (liquidation preference $195)	150	-
Common stock, $0.001 par value 70,000,000 shares authorized 37,451,396 and 37,376,396 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively.	37	37
Additional paid in capital	38,128	37,137
Accumulated deficit	(35,749)	(39,711)
Accumulated other comprehensive income (loss)	30	(507)
Total stockholders' equity (deficiency)	4,162	(2,003)
Total liabilities and stockholders' equity	$11,360	$12,071

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(all amounts in 000's except share and per share data)

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30	June 30	June 30	June 30
	2011	2010	2011	2010
Net sales	$4,502	$3,546	$13,479	$9,687
Cost of materials sold	181	396	806	1,252
Cost of services	2,309	1,088	8,084	3,724
Gross profit	2,012	2,062	4,589	4,711
Operating expenses
Salaries and benefits	758	1,785	4,296	4,564
Selling, general and administrative	1,302	1,203	3,172	3,902
Total operating expense	2,060	2,988	7,468	8,466
Loss from operations	(48)	(926)	(2,879)	(3,755)

Other expenses
Other expenses	(273)	(162)	(823)	(413)
Change in fair value of warrants	-	-	-	(4,373)
Total other expenses	(273)	(162)	(823)	(4,786)

Net loss before income taxes	(321)	(1,088)	(3,702)	(8,541)
Income tax (expense) benefit	(75)	(44)	(164)	44
Loss from continuing operations	(396)	(1,132)	(3,866)	(8,497)
Net (loss) income from discontinued operations	-	(7,623)	7,892	(7,180)
Net (loss) income	(396)	(8,755)	4,026	(15,677)

Preferred Stock:
Contractual dividends	(26)	(30)	(64)	(156)
Deemed dividends related to beneficial conversion feature		(24)		(93)
Net (loss) income available to common stockholders	$(422)	$(8,809)	$3,962	$(15,926)

Net (loss) income per share to common stockholders - basic & diluted
Net loss per share from continuing operations	(0.01)	(0.03)	(0.10)	(0.28)
Net (loss) income per share from discontinued operations	-	(0.22)	0.21	(0.24)
	$(0.01)	$(0.25)	$0.11	$(0.52)
Weighted average shares outstanding - basic & diluted	37,378,868	34,049,390	37,377,220	30,528,800

Other comprehensive income, net of tax
Net (loss) income	$(422)	$(8,809)	$3,962	$(15,926)
Foreign currency translations adjustment	(8)	(148)	537	(47)
Comprehensive (loss) income	$(430)	$(8,957)	$4,499	$(15,973)